UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2011 (December 7, 2011)

Signature Group Holdings, Inc.

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA		91403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 7, 2011, James McIntyre, Kingstown Partners Master Ltd. and other entities affiliated therewith (collectively, the “Plaintiffs”) filed a Notice of Dismissal with the United States Bankruptcy Court for the Central District of California (the “California Federal Bankruptcy Court”) dismissing the outstanding litigation with respect to the complaint, as amended (the “Complaint”), filed by the Plaintiffs against Signature Group Holdings, Inc. (the “Company”), as discussed in further detail below. The Notice of Dismissal was a voluntary act on the part of the Plaintiffs and not the result of any settlement or agreement by the Company. As a consequence, there can be no assurances that the Plaintiffs will not attempt to revive or renew these claims in the future.

On December 7, 2011, James McIntyre also filed an amendment to his Schedule 13D to report the termination of his agreement with Kingstown Partners Master Ltd. and other entities affiliated therewith, Michael Blitzer, J. Hunter Brown, Robert A. Peiser, Laurie M. Shahon, Joyce White, Robert Willens and Guy Shanon (collectively with Mr. McIntyre, the “Shareholder Group”) to (i) solicit proxies or written consents for the election of persons nominated by the Shareholder Group to the Company’s Board of Directors (the “Board”) at the next annual meeting of shareholders and (ii) serve as a nominee on the Shareholder Group’s proposed slate of directors for election to the Board.

As previously reported by the Company, on July 15, 2011 and July 18, 2011, the Shareholder Group filed Schedule 13D’s indicating that such persons and entities had formed a “group” (as defined by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with the Shareholder Group’s intention to nominate a slate of directors for election to the Board at the Company’s next annual meeting of shareholders.

As a result of the formation of the Shareholder Group, the Board has been and continues to evaluate whether the Shareholder Group should be determined to be an “Acquiring Person” (as defined in that certain Rights Agreement, dated as of October 23, 2007, as amended (the “Rights Agreement”), between the Company and Mellon Investor Services LLC (the “Rights Agent”)) and if such determination is made, whether a Distribution Date (as defined in the Rights Agreement) for the distribution of rights under and pursuant to the Rights Agreement would occur.

On August 12, 2011, the Plaintiffs filed the Complaint with the Second Judicial District Court of the State of Nevada in and for the County of Washoe, which was ultimately transferred to the California Federal Bankruptcy Court, seeking (i) a declaration that the Rights Agreement has no force and effect, (ii) a declaration that the Plaintiffs are not an Acquiring Person, and (iii) an injunction against the Board from implementing the Rights Agreement. In the Complaint, the Plaintiffs claimed that the Rights Agreement was rejected in connection with the Company’s bankruptcy proceeding, which concluded in June 2010, or if the Rights Agreement were determined to not to have been rejected, that the Shareholder Group is not an Acquiring Person and, therefore, the condition for implementing the Rights Agreement cannot be satisfied. On September 19, 2011, the Company filed a motion (the “Motion”) with the California Federal Bankruptcy Court seeking an order confirming that the Rights Agreement was assumed, and remains in full force and effect, under the Company’s Chapter 11 Fourth Amended Plan of Reorganization (the “Plan”), which was confirmed by the California Federal Bankruptcy Court by order dated June 9, 2010 (the “Confirmation Order”) and granting related relief.

On November 29, 2011, the California Federal Bankruptcy Court ruled at a hearing on the Motion that the Rights Agreement was assumed under the Plan and remains in full force and effect following the Confirmation Order and the Company’s emergence from bankruptcy proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: December 9, 2011	By:	/s/ David N. Brody
Name: David N. Brody
Title: Sr. Vice President, Counsel & Secretary